Exhibit 3.29

 Delaware PAGE 1 The First State I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “WHOLE FOODS MARKET MID-ATLANTIC, INC.”, CHANGING ITS NAME FROM “WHOLE FOODS MARKET MID-ATLANTIC, INC.” TO “WHOLE FOODS MARKET GROUP, INC.”, FILED IN THIS OFFICE ON THE ELEVENTH DAY OF DECEMBER, A.D. 1996, AT 5:30 O’CLOCK P.M.  Harriet Smith Windsor Harriet Smith Windsor, Secretary of State 2249102 8100 AUTHENTICATION: 2866724 040023845 DATE: 01-13-04

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 05:30 PM 12/11/1996 960364135 - 2249102 CERTIFICATE OF AMENDMENT TO THE CERTIFICATE OF INCORPORATION OF WHOLE FOODS MARKET MID-ATLANTIC, INC. WHOLE FOODS MARKET MID-ATLANTIC, INC. (the “Corporation”), which is existing under and by virtue of the Delaware General Corporation Law, does hereby certify as follows: FIRST: The Board of Directors of the Corporation has adopted a resolution approving the following as an amendment to the Certificate of Incorporation of the Corporation: Article 1. of the Certificate of Incorporation is amended to read in its entirety as follows: The name of the Corporation is Whole Foods Market Group, Inc. SECOND: That thereafter stockholders of the Corporation entitled to vote on the proposed amendment approved the proposed amendment by a written consent executed by the holders of the necessary number of shares of common stock in accordance with Section 228 of the Delaware General Corporation Law. THIRD: That this amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware. FOURTH: That this Certificate of Amendment shall be effective upon the filing hereof. The undersigned, being the Assistant Secretary of the Corporation, for the purpose of amending the Certificate of Incorporation of said corporation pursuant to the Delaware General Corporation Law, does make this certificate, hereby declaring and certifying that this is her act and deed and the facts herein stated are true, and accordingly has hereunto set her hand this 11th day of December, 1996. WHOLE FOODS MARKET GROUP, INC. By: [ILLEGIBLE] Linda J. Fontaine Assistant Secretary 0101411.02/SAH